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                               THIRD AMENDMENT TO

                                 THIRD AMENDED

                                  AND RESTATED

                                REVOLVING CREDIT

                                      AND

                              TERM LOAN AGREEMENT

                                 BY AND BETWEEN

                             GANDER MOUNTAIN, INC.,
                                  as Borrower

                                      AND

                            BANK ONE, MILWAUKEE, NA

                          FIRSTAR BANK MILWAUKEE, N.A.

                             LASALLE NATIONAL BANK,

                NBD BANK (formerly known as NBD BANK, N.A.), and

                         HARRIS TRUST AND SAVINGS BANK

                                    as Banks

                                      AND

                            BANK ONE, MILWAUKEE, NA,

                                    as Agent




                                December 5, 1995





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                                                                   EXHIBIT 10.11




                               THIRD AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT


         THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Third Amendment") is made as of the 5th day of December, 1995, by and between BANK ONE, MILWAUKEE, NA, as Bank and agent for the Banks, FIRSTAR BANK MILWAUKEE, N.A., LASALLE NATIONAL BANK, NBD BANK, formerly known as NBD BANK, N.A. and HARRIS TRUST AND SAVINGS BANK, as Banks, and GANDER MOUNTAIN, INC., a Wisconsin corporation, as Borrower.

                                R E C I T A L S

         WHEREAS, pursuant to a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1994 and amended by First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated August 18, 1995 and Second Amendment (the "Second Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated November 17, 1995 (collectively, the "Loan Agreement"), the Banks made available to Borrower credit facilities aggregating up to a maximum amount of One Hundred Million Dollars ($100,000,000.00); and

         WHEREAS, Borrower is in default under section 8.1(m) of the Loan Agreement requiring that prior to opening a new retail store Borrower and its Subsidiaries shall have delivered to Banks (i) a copy of the executed lease for the retail store, (ii) an executed Collateral Assignment of the Lease and an executed Landlord Waiver, Consent, Agreement and Certificate ("Landlord Waiver"), (iii) a certificate of insurance, and (iv) financing statements; and

         WHEREAS, Borrower has agreed to cure the foregoing defaults by delivering the Leases, Collateral Assignments, insurance certificates and financing statements prior to the date hereof and by delivering the Landlord Waivers on or before December 31, 1995; and

         WHEREAS, Borrower is in default under sections 7.1(i) (Consolidated Tangible Net Worth), 7.1(k) (Consolidated Leverage Ratio) and 7.1(n) (Profitability) of the Loan Agreement; and

         WHEREAS, Borrower has requested that Banks extend the existing waiver of the defaults under sections 7.1(i), 7.1(k) and 7.1(n) through January 31, 1996 in order to allow Borrower to further pursue sale of GMO's catalog business; and

         WHEREAS, Banks are willing to extend such waiver but only if Borrower complies with the terms of this Third Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants,
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conditions and agreements set forth herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. Waiver. (a) Banks temporarily waive the defaults under sections 7.1(i), 7.1(k) and 7.1(n) of the Loan Agreement previously disclosed to Banks for the period from the date hereof until January 31, 1996 (the "Waiver Period") and temporarily waive the default caused by Borrower's failure to deliver Landlord Waivers for the period from the date hereof until December 31, 1995. The waiver does not extend beyond December 31, 1995 for the Landlord Waivers or beyond January 31, 1996 for the defaults under sections 7.1(i), 7.1(k) and 7.1(n), and Banks do not waive any other default or any increase in the level of noncompliance with sections 7.1(i), 7.1(k) and 7.1(n) of the Loan Agreement. The Banks reserve the right to exercise any rights and remedies available to Agent or any Bank prior to the end of any waiver period if any other default comes to the attention of Banks or if any information comes to the Banks' attention showing that Borrower's level of noncompliance with section 7.1(i), 7.1(k) or 7.1(n) is greater than that previously disclosed to Banks.

                 (b) Borrower shall pay the waiver fee described in section 2(b) of the Second Amendment to Banks as provided in the Second Amendment but if not paid sooner, such fee shall be paid together with the payment of the Obligations on January 31, 1996.

         3. The Revolving Credit Loans. The language added to section 2.2 of the Loan Agreement pursuant to section 4 of the Second Amendment is amended in its entirety to read as follows:

             "Limitations on Borrowing during the Waiver Period. In addition to complying with all other provisions of this section 2.2:

                          (a) Borrower shall not permit the outstanding balance
             of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed (i) on or after December 5, 1995 through and including December 8, 1995, $63,300,000, (ii) after December 8, 1995 through and including December 28, 1995, $60,000,000, (iii) after December 28, 1995 through and including January 12, 1996, $62,000,000, and (iv) after January 12, 1996 through and including





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                 January 31, 1996, $60,000,000.  Banks waive any noncompliance with section 7.1(t) of the Loan Agreement that may occur as a result of borrowings within the limits imposed by this section 2.2(a).

                          (b) Borrower shall not permit the outstanding balance
                 of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed (i) on or before December 19, 1995, 70% of Eligible Inventory, (ii) after December 19, 1995 through and including December 28, 1995, 75% of Eligible Inventory, (iii) after December 28, 1995 and through and including January 12, 1996, 80% of Eligible Inventory, and (iv) after January 12, 1996 through and including January 31, 1996, 78% of Eligible Inventory.

                          (c) If Eligible Accounts Receivable are less than the following amounts (the "Projected Eligible Accounts Receivable"): (a) on or before December 31, 1995, $9,900,000, or (b) on or after January 1, 1996, $7,500,000, then an amount equal to the difference between Projected Eligible Accounts Receivable and actual Eligible Accounts Receivable shall be deducted from the amount that would otherwise be available for borrowing under paragraphs 2.2(a) and 2.2(b) above.

         In addition to all other remedies available to Banks upon the occurrence of an Event of Default, the Banks shall not be obligated to make any advance or issue any letter of credit if after such advance or issuance Borrower would not be in compliance with section 2.2(a) or 2.2(b) above.

                 Effect of Harris Reserve. Harris is reserving amounts under the Charge It Card Plan Merchant Agreement between Borrower and Harris (the "Merchant Agreement"). Harris and Banks intend to attempt to negotiate, and if agreement is reached enter into, an Intercreditor Agreement pursuant to which Harris will transfer the funds that would otherwise have been held in such reserve for application to the Revolving Credit Loans and the Banks will grant to Harris an indemnity acceptable to Harris against credit card chargebacks and other obligations of Borrower, GRS and GMO. In such event, the amounts contained in section 2.2(a) above shall be reduced from time to time by the maximum amount payable by Banks under such indemnity. The provisions contained in this paragraph shall be applicable regardless of whether the credit card purchases processed by Harris arise from sales of Borrower, GRS or GMO. Neither Harris nor any Bank shall have any obligations under this paragraph unless





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         and until a written agreement, satisfactory to them in their sole discretion, has been executed and delivered; provided, however, that
         (a) Borrower, GRS and GMO agree that Banks have and are hereby granted a security interest in all amounts held by Harris, and all rights of Borrower, GRS or GMO against Harris, and (b) Harris agrees that (i) Harris is and shall remain the agent and bailee of Banks to the extent of any funds in the reserve held by Harris exceeding the amount needed to pay amounts owing to Harris under the Merchant Agreement, (ii) Harris is not acting as agent or bailee for any party other than Banks, and (iii) Harris will not pay any such excess amounts to any party other than Agent unless such other party has a legal right to such excess amounts prior to the rights of Banks."

         4. Update Regarding Sale. On Tuesday and Friday of each week, and at other times upon request, Borrower shall provide Agent with a report regarding the progress of (a) Borrower's efforts to sell all or a portion of the assets of Borrower, GRS and/or GMO, (b) any efforts to obtain a contribution of capital to Borrower, and (c) any actual, potential or proposed change of ownership or control of Borrower, GRS or GMO, which report shall be in writing upon the request of Agent and shall be supplemented from time to time with additional updated reports or other information upon the request of Agent.

         5. Sale of Catalog Division. Borrower shall continue to pursue the sale of the catalog business (the "Catalog Business") of Borrower and GMO as proposed by Borrower and in accordance with the schedule prepared by Borrower, and the failure of Borrower to achieve any of the following shall be an Other Event of Default:

                 (a) On or before December 18, 1995, Borrower shall receive one or more offers to purchase the Catalog Business, choose among the offers it has received, and provide to Agent all of the terms of the offer chosen by Borrower.

                 (b) On or before December 19, 1995, Borrower shall deliver to Agent a written term sheet, letter of intent, accepted offer or other preliminary document describing the terms of the proposed sale of the Catalog Business, which document (i) shall be on terms acceptable to Banks in their sole discretion, including that it shall provide for a sale of the Catalog Business at a price that is acceptable to Banks taking into account the assets to be included in the sale, the liabilities to be assumed by the buyer and the other terms and conditions of sale, (ii) shall provide for a cash sale to close on or before January 31, 1996, (iii) shall contain no financing contingency or a financing contingency





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         which must be waived on or before December 26, 1995, (iv) shall be from a buyer reasonably acceptable to Banks, and (v) shall be accepted and signed by Borrower, GMO and the buyer.

                 (c) If the document delivered pursuant to section 5(b) above provides for a financing contingency, such contingency shall be waived on or before December 26, 1995.

                 (d) Borrower shall deliver to Agent on or before January 12, 1996 a fully executed definitive agreement for sale of the Catalog Business in form and substance reasonably acceptable to Banks.

                 (e) On or before January 31, 1996, (i) Borrower shall close the sale of the Catalog Business, (ii) Borrower shall pay the Loans and all other Obligations in full and (1) cause all outstanding letters of credit issued or confirmed by Banks to be replaced and canceled or (2) provide Agent with cash or equivalent security acceptable to Banks to ensure that Banks will be reimbursed for any amounts paid by reason of a draw on any outstanding letter of credit or otherwise owing by reason of any outstanding letter of credit, and
         (iii) Borrower shall provide Harris with any reserve or other security required by Harris as a result of the termination of the indemnity, if any, entered into in accordance with section 2.2 of the Loan Agreement.

         6. Conditions to Amendment. This Third Amendment shall not be effective until it shall have been fully executed and delivered and all of the following have been delivered to Banks, executed as appropriate, in form and substance satisfactory to Banks:

         (a)     The Second Amendment; and

         (b) All documents required to be delivered upon execution of the Second Amendment, which documents shall also cover and include this Third Amendment.

         7. Continuation of Agreements. Except as expressly amended and modified herein, the Loan Agreement shall remain in full force and effect and except as expressly amended and modified herein, the Notes shall remain in full force and effect. All of the Collateral Documents, including but not limited to the Security Agreement, the Mortgage, the Collateral Pledge Agreement and Assignment of Security Interest, the Amended and Restated General Intangibles Mortgage, the Subsidiary Guaranties and the Subsidiary Security Documents shall remain in full force and effect as security for the Obligations and all of the Collateral and Subsidiary Collateral as defined in the Loan Agreement, the real





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estate encumbered by the Mortgage, the Subsidiary Notes, and the Stock of GRS
and GMO, shall secure all of the Obligations.

         8. Expenses. Borrower shall pay the reasonable legal fees and expenses of counsel for Bank One and, in addition, the reasonable legal fees and expenses, not exceeding Five Thousand Dollars ($5,000) per Bank, for each of NBD, Harris, LaSalle and Firstar.

         9. Entire Agreement This Third Amendment, together with the Loan Agreement, as amended hereby, constitutes the entire agreement of the Banks and Borrower pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements of the Banks and Borrower, whether oral or written, other than the Loan Agreement, in connection therewith. This Third Amendment may be amended or modified only in writing, executed by all of the parties. This Third Amendment shall not constitute, nor shall it be deemed to constitute:

         (a) The commitment or agreement of Banks to extend credit in any amount in the future, except as provided in this Third Amendment or in the Loan Agreement as amended hereby;

         (b) an obligation on the part of any Bank to enter into any future amendment of the Loan Agreement;

         (c) except as expressly set forth herein and for the period provided herein, the waiver of any existing Event of Default or of any subsequent Event of Default under the Loan Agreement as amended hereby;

         (d) the waiver of any right or remedy available to Bank under the Loan Agreement or any of the Collateral Documents; or

         (e) the commitment, agreement or obligation of any Bank to delay the exercise of any right or remedy available to a Bank in the future.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BANK ONE, MILWAUKEE, NA


By       ___________________________





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LASALLE NATIONAL BANK



By       ___________________________





















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FIRSTAR BANK MILWAUKEE, N.A.



By       ___________________________


HARRIS TRUST AND SAVINGS BANK



By       ___________________________


NBD BANK




By       ___________________________


GANDER MOUNTAIN, INC.



By       ___________________________


         The undersigned have read the foregoing and agree to be bound by all of the terms and conditions contained therein except that the undersigned shall not be directly obligated on any of the Loans except as otherwise provided in the Loan Agreement as amended hereby, the Subsidiary Documents, the Subsidiary Guaranties or any other agreement to which Borrower, GRS or GMO is a party.


GMO, INC.



By       ___________________________


GRS, INC.





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By       ___________________________



















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